UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2023

VIVANI MEDICAL, INC.

(Exact name of registrant as specified in its charter)

California	001-36747	02-0692322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street, Suite 280 Emeryville, California	94608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-8462

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VANI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2023, the Company and Cortigent, Inc. (“Cortigent”), a wholly owned subsidiary of the Company entered into an Amendment 1 (the “Amendment”) to the Transition Funding, Support and Services Agreement dated March 19, 2023 (the “TFSSA”). Pursuant to the TFSSA, the Company has agreed to advance funds and provide or cause to be provided to Cortigent the services and funding intended to cover salaries and related costs, rent and other overhead in order to permit Cortigent to operate in substantially the same manner in which business operations of Cortigent were previously operated by Second Sight Medical Products, Inc., prior to the formation of Cortigent, which obligations will continue, in the case of the funding obligations, until the earlier of December 31, 2024 or the closing of an initial public offering of Cortigent (the "Funding Support Term"). Under the Amendment, Cortigent has agreed to repay $1,500,000 to the Company at the conclusion of the Funding Support Term. In addition, at the conclusion of the Funding Support Term, Cortigent will enter into a five-year promissory note at 5% interest for $2,000,000 in favor of the Company. The Company will forgive any remaining amounts due by Cortigent to the Company under the TFSSA.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated by reference into this Item 1.01.

Item 7.01. Regulation FD Disclosure

Vivani Medical, Inc. (the “Company”) from time to time presents and/or distributes to the investment community at various industry and other conferences slide presentations to provide updates and summaries of its business. These slides are attached to this Current Report on Form 8-K as Exhibit 99.1 and are incorporated by reference herein. The Company is also posting to the “Investors” portion of its website a copy of its current corporate slide presentation. The slides speak as of the date of this Current Report on Form 8-K. This updated slide deck provides updated financial information for 2Q2023 as well as an update on the regulatory status of NPM-119 (GLP-1 implant) currently under development for the treatment of patients with type 2 diabetes. As previously reported the original Investigational New Drug Application (“IND”) for NPM-119 was filed with the U.S. Food and Drug Administration (“FDA”) on July 14, 2023, to support the initiation of the Phase 2a, first in human study of NPM-119 in patients with type 2 diabetes, also named LIBERATE-1. On August 11, 2023, FDA provided verbal notice that the LIBERATE-1 study was placed on Clinical Hold pending the resolution of certain deficiencies regarding Chemistry, Manufacturing and Controls (“CMC”) information. On August 18, 2023, FDA provided the formal Full Clinical Hold correspondence which stated that there was insufficient CMC information to assess risks to human subjects.  The requested information was related to the assessment of device risks and device performance. On August 25, 2023, Vivani provided a Complete Response (“CR”) including additional information and commitments to obtain supplemental information in parallel with the conduct of LIBERATE-1. Per guidelines, FDA has 30 days after the submission date to respond. Vivani will continue to work with FDA to address all outstanding deficiencies to enable lifting of the Clinical Hold and initiation of the proposed LIBERATE-1 study as soon as possible. Regarding guidance, if the CR is adequate and the Clinical Hold is lifted, Vivani anticipates commencing LIBERATE-1 in October of 2023, interim results (full 12-week data from the first ~12 patients) in 1H2024, and full top-line results in 2H2024. If the CR is deemed inadequate, Vivani anticipates that additional in vitro data may enable IND clearance and cause a delay to our timeline guidance by approximately one quarter. While the Company may elect to update the slides in the future or reflect events and circumstances occurring or existing after the date of this Current Report on Form 8-K, the Company specifically disclaims any obligation to do so.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment 1 to the Transition Funding, Support and Services Agreement dated August 25, 2023.
99.1	Corporate Slides, dated August 28, 2023.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVANI MEDICAL, INC.

Date: August 28, 2023	By:	/s/ Donald Dwyer
Donald Dwyer
Chief Business Officer